SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 20, 2002

                               CYGNE DESIGNS, INC.
               (Exact name of issuer as specified in its charter)

           Delaware                      0-22102                 04-1843286
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

              1410 Broadway
           New York, New York                            10018
   (Address of Principal Executive Offices)            (Zip Code)

       Registrant's telephone number, including area code: (212) 997-7767

                                      None.
                 (Former address, if changed since last report.)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     As previously reported on a Current Report on Form 8-K dated May 9, 2002, on May 9, 2002, Ernst & Young LLP ("E&Y") notified Cygne Designs, Inc. (the "Company") that E&Y resigned as the Company's independent public accountants, effective immediately.

     The Audit Committee of the Company's Board of Directors annually considers and recommends to the Board the selection of the Company's independent public accountants. As recommended by the Company's Audit Committee, the Company's Board of Directors on June 20, 2002 decided to engage Mahoney Cohen & Company, CPA, P.C. ("Mahoney Cohen") to serve as the Company's independent public accountants for the fiscal year ended February 1, 2003.

     During the Company's two most recent fiscal years ended February 3, 2001 and February 2, 2002, and through the date of this Form 8-K, neither the Company, nor anyone acting on its behalf, consulted with Mahoney Cohen with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                        CYGNE DESIGNS, INC.
                        (Registrant)


                        By: /S/  ROY E. GREEN
                            -------------------------
                                 Roy E. Green
                                 Senior Vice President--Chief Financial Officer

Dated: June 20, 2002